Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Heritage Oaks Bancorp on Form S-1 of our report dated March 6, 2015 on the consolidated financial statements and effectiveness of internal control over financial reporting of Heritage Oaks Bancorp appearing in the 2014 Form 10-K of Heritage Oaks Bancorp, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Sacramento, California
August 7, 2015